UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2010 (July 2, 2010)

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15030 Avenue of Science

San Diego, California 92128

(Address of principal executive offices, including Zip Code)

(858) 724-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Dudley W. Mendenhall; Appointment of Renato Giger as Chief Financial Officer; Key Employee Promotion

On July 7, 2010, Solera Holdings, Inc., a Delaware corporation (the “Company”), announced that, on July 2, 2010, it notified Mr. Dudley W. Mendenhall, the Company’s Chief Financial Officer, of the Company’s decision to conclude his employment effective August 15, 2010 as part of a planned transition. Mr. Mendenhall’s separation from the Company was not prompted by any regulatory issues and is not related to the Company’s financial statements or other reporting requirements.

The Company also announced that Renato Giger has been appointed as the Company’s Chief Financial Officer. Mr. Giger’s appointment is effective July 7, 2010.

Mr. Giger, age 50, has been an employee of the Company and the Company’s predecessor companies, including the Claims Services Group (“CSG”), a division of Automated Data Processing, Inc., for more than 17 years. Prior to joining the Company, he was most recently CSG’s Chief Financial Officer of EMEA, Latin America. He has been the Company’s EMEA Chief Financial Officer since the Company’s acquisition of CSG in April 2006 and was appointed as the Company’s Global Corporate Controller in September 2009.

In addition, Kamal Hamid has been promoted as the Company’s Vice President of Investor Relations. In this expanded role, Mr. Hamid will lead the Company’s investor relations function.

Mr. Hamid, age 49, was the Company’s Director of Investor Relations from January 2008 through June 2010, and was an investor relations consultant to the Company from October 2007 through December 2007.

Compensation Arrangements with Renato Giger

In connection with Mr. Giger’s promotion to and appointment as Chief Financial Officer, the Compensation Committee of the Company’s Board of Directors approved the following compensation arrangements for Mr. Giger:

•	Cash Compensation: Effective July 7, 2010, Mr. Giger will receive an annual base salary of $335,000 and a target bonus of sixty percent of his annual base salary.

•

Equity Awards: The Company will grant Mr. Giger non-qualified stock options with a value of $463,000 and restricted stock units with a value of $185,000 under Solera’s 2008 Omnibus Incentive Plan, which grants are expected to be made on August 2, 2010. 25% of the awards will vest on June 30, 2011 and 6.25% of the awards will vest quarterly thereafter over three years, subject in each case to Mr. Giger’s continued services to the Company.

•

Relocation Benefits: In connection with Mr. Giger’s relocation from Switzerland to the Dallas-Fort Worth metroplex region, the Company will make a one-time relocation payment and provide other relocation benefits commensurate with an international relocation. The amounts of the one-time payment and other relocation benefits are to be determined. Mr. Giger has already received the necessary clearances to live and work in the United States.

Item 8.01	Other Events

On July 7, 2010, the Company issued a press release announcing that it is moving its corporate headquarters from San Diego, California to the Dallas-Fort Worth, Texas metroplex. A copy of the press release, which also announces the management changes described above, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ JASON M. BRADY
Date: July 7, 2010	Name:	Jason M. Brady
	Title:	Senior Vice President, General Counsel and Secretary